     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 2, 1997

                                                      REGISTRATION NO. 333-23035

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                  -----------

                               AMENDMENT NO. 1 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  -----------

                        GENERAL GROWTH PROPERTIES, INC.
             (Exact name of registrant as specified in its charter)


          DELAWARE                                      42-1283895
 (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                    Identification No.)


                      55 WEST MONROE STREET -- SUITE 3100
                            CHICAGO, ILLINOIS 60603
                                 (312) 551-5000
     (Address, including zip code and telephone number, including area code, of registrant's principal executive offices)

                             MR. MATTHEW BUCKSBAUM
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                        GENERAL GROWTH PROPERTIES, INC.
                      55 WEST MONROE STREET -- SUITE 3100
                            CHICAGO, ILLINOIS 60603
                                 (312) 551-5000
     (Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  -----------

                                with copies to:
                          MARSHALL E. EISENBERG, ESQ.
                            NEAL, GERBER & EISENBERG
                            TWO NORTH LASALLE STREET
                            CHICAGO, ILLINOIS 60602
                                 (312) 269-8000

                                  -----------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     From time to time after the Registration Statement becomes effective.

                                  -----------

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                  -----------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


================================================================================

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.


          SUBJECT TO COMPLETION, DATED JULY 2, 1997


PROSPECTUS
                               772,936 SHARES

                       GENERAL GROWTH PROPERTIES, INC.
                                COMMON STOCK
                         (PAR VALUE $.10 PER SHARE)

     This Prospectus relates to 772,936 shares (the "Shares") of Common Stock, par value $.10 per share (the "Common Stock"), of General Growth Properties, Inc. (the "Company"). The Shares may be acquired from time to time by one or more of the stockholders described herein (the "Selling Stockholders") in connection with the redemption of limited partnership units (the "Units") in GGP Limited Partnership (the "Operating Partnership"), of which the Company is the sole general partner, and thereafter offered for sale or otherwise transferred in transactions (which may include block transactions) on the New York Stock Exchange or in the over-the-counter market, in negotiated transactions or otherwise, at fixed prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. The Selling Stockholders may offer the Shares to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters who may receive compensation in the form of discounts, concessions or commissions or otherwise. The Selling Stockholders and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), in which event any discounts, concessions and commissions received by any such brokers, dealers, agents or underwriters and any profit on resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The aggregate net proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of such Shares less any commissions. The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders. The Company will pay all expenses incurred in connection with this offering, other than underwriting discounts and selling commissions. See "Plan of Distribution."

     The Units were issued in connection with the July 1995 transaction in which four partnerships which owned the real and personal property comprising the Piedmont Mall in Danville, Virginia (the "Contributing Partnerships") contributed such property to the Operating Partnership in exchange for Units, cash and the Operating Partnership's assumption of certain liabilities. The Units were subsequently distributed by the Contributing Partnerships to their respective partners, including the Selling Stockholders.

     The Common Stock is listed on the New York Stock Exchange (the "NYSE") and traded under the symbol "GGP." The last reported sale price of the Common Stock on the NYSE on July 1, 1997 was $ 32 11/16 per share.


                           -----------------------




    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
         THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS
               PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY IS
                              A CRIMINAL OFFENSE.

                                  -----------

                 The date of this Prospectus is July    , 1997.

                             AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices at Seven World Trade Center, Suite 1300, New York, New York 10048 and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates. Such materials also may be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the NYSE and such reports, proxy statements and other information also can be inspected at the offices of the NYSE, 20 Broad Street, 17th Floor, New York, New York 10005.

     The Company has filed with the Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Act, with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain items of which are contained in schedules and exhibits to the Registration Statement as permitted by the rules and regulations of the Commission. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. Items and information omitted from this Prospectus but contained in the Registration Statement may be inspected and copied at the Public Reference Room of the Commission.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated in this Prospectus by reference and are made a part hereof:

           1. Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "Company 10-K");

           2.  Quarterly Report on Form 10-Q for the quarter ended March
      31, 1997;

           3.  Current Report on Form 8-K dated January 16, 1997;

           4.  Current Report on Form 8-K/A dated February 18, 1997;

           5. The portions of the Company's Proxy Statement for its 1997 Annual Meeting of Stockholders that have been incorporated by reference into the Company 10-K; and

           6. The description of the Company's Common Stock which is contained in the Registration Statement on Form 8-A filed by the Company with the Commission on January 12, 1993, pursuant to
      Section 12(b) of the Exchange Act.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Prospectus and prior to the termination of the offering made by this Prospectus shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus, except as so modified or superseded. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in this Prospectus (excluding exhibits to such information which are not specifically incorporated by reference into such information). Requests for such information should be directed to General Growth Properties, Inc., 55 West Monroe Street -- Suite 3100, Chicago, Illinois 60603, Attention: Director of Investor Relations, Telephone (312) 551-5000.


                                  THE COMPANY

     The Company is a self-managed real estate investment trust which, through its general partnership interest in the Operating Partnership and its interest in GGP/Homart, Inc. ("GGP/Homart"), owns, operates, acquires and develops enclosed mall shopping centers located throughout the United States. The Company and the Operating Partnership together own, directly or indirectly, 100% of 33 enclosed mall shopping centers and a 50% interest in two other enclosed mall shopping centers. On December 22, 1995, the Company, through the Operating Partnership's ownership of stock in GGP/Homart acquired a 38.2% interest in substantially all of the regional mall assets and liabilities that were owned by Homart Development Co., an indirect wholly-owned subsidiary of Sears, Roebuck & Co. GGP/Homart currently owns interests in 26 shopping centers and one property under development.

     In order to maintain its qualification as a real estate investment trust (a "REIT") for federal income tax purposes, the Company is required to distribute at least 95% of its taxable income each year.

     The Company is incorporated under the laws of the State of Delaware. Its principal executive offices are located at 55 West Monroe Street -- Suite 3100, Chicago, Illinois 60603, and its telephone number is (312) 551-5000.


                                USE OF PROCEEDS

     The Company will not receive any proceeds from the sale of Shares by the Selling Stockholders.


                              SELLING STOCKHOLDERS

     The following table sets forth (i) the name of each Selling Stockholder,
(ii) the number of shares of Common Stock to be beneficially owned by each Selling Stockholder assuming the redemption of all Units owned by such Selling Stockholder in exchange for Shares and (iii) the number of shares of Common Stock which will be beneficially owned by each Selling Stockholder after the offering, assuming the sale of all the Shares set forth in (ii) above:

                                      Beneficial       Shares        Beneficial
                                      Ownership         to Be        Ownership
 Selling Stockholder               Prior to Offering   Offered      After Offering
 -------------------               -----------------   -------      --------------

 Edward S. Brown                          38,098        38,098              --

 Edward S. Brown and Susan                40,846        40,846              --
 Gerber, Husband and Wife,
 as Tenants by the Entirety

 Lawrence A. Brown                        17,647        17,647              --

 GDC/A&B Limited Partnership              45,223        45,233              --

 HIA Limited Partnership                 107,080       107,080              --

 Irrevocable Trust and Warren             18,557        18,557              --
 Weiner dated January 24, 1978
 F/B/O Robyn Weiner

 Irrevocable Trust of Warren              18,557        18,557              --
 Weiner dated January 24, 1978
 F/B/O Kimberly Weiner

 Joint Revocable Trust of Warren          18,557        18,557              --
 and Penny Weiner

 LWLDA Limited Partnership                45,223        45,223              --

 Joe W. Lowrance                          57,620        57,620              --

 Brent M. Milgrom                         57,620        57,620              --

 Arthur B. Morgenstern                    54,625        54,625              --

 Morgenstern, Rounick-Weiner              63,422        63,422              --
 Associates

 Merrill H.J. Roth                        29,024        29,024              --

 The Roth Family Limited                  22,308        22,308              --
 Partnership

 Marvin Rounick and Judy Rounick,         55,670        55,670              --
 Husband and Wife, as Tenants by
 the Entirety

 Joseph Straus, Jr.                       78,017        78,017              --


     See the cover page of this Prospectus for information regarding the relationship between the Company and the Selling Stockholders.


                              PLAN OF DISTRIBUTION

     The Selling Stockholders may sell or transfer all or a portion of the Shares offered hereby from time to time to third parties (including purchasers) directly or by or through brokers, dealers, agents or underwriters, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Stockholders and/or from purchasers of the Shares for whom they may act as agent. Such sales and transfers of the Shares may be effected from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, in negotiated transactions or otherwise, at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at negotiated prices, or without consideration, or by any other legally available means. Any or all of the Shares may be sold or transferred from time to time by means of (a) a block trade in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (c) ordinary brokerage transactions and transactions in which the broker solicits purchasers; (d) through the writing of options on the Shares; (e) pledges as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure, if any, thereunder; (f) gifts, donations and contributions; and (g) otherwise. To the extent required, the number of Shares to be sold or transferred, the purchase price, the name of any such agent, broker, dealer or underwriter and any applicable discounts or commissions and any other required information with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate net proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of such Shares less any commissions. This Prospectus also may be used, with the Company's prior written consent, by donees and pledgees of the Selling Stockholders.

     In order to comply with the securities laws of certain states, if applicable, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

     The Selling Stockholders and any brokers, dealers, agents or underwriters that participate in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, in which event any discounts, concessions and commissions received by such brokers, dealers, agents or underwriters and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     No underwriter, broker, dealer or agent has been engaged by the Company in connection with the distribution of the Shares.

     Any Shares covered by this Prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this Prospectus. There is no assurance that the Selling Stockholders will sell any or all of the Shares. The Selling Stockholders may transfer, devise or gift Shares by other means not described herein.

     The Company will pay all of the expenses incident to the registration of the Shares, other than underwriting discounts and selling commissions, if any.

     The Company has agreed to indemnify the Selling Stockholders against certain liabilities, including liabilities under the Securities Act.

                                 LEGAL MATTERS

     The validity of the Shares offered hereby will be passed upon for the Company by Neal, Gerber & Eisenberg.


                                    EXPERTS

     The consolidated financial statements and schedule of the Company as of December 31, 1996 and 1995 and for the three years in the period ended December 31, 1996 have been incorporated by reference herein from the Company's Annual Report on Form 10-K for the year ended December 31, 1996, and the combined statement of revenues and certain expenses of the Lansing Mall, the Westwood Mall and the Lakeview Square Mall for the year ended December 31, 1995 has been incorporated by reference herein from the Company's Current Report on Form 8-K/A dated February 18, 1997 in reliance upon the reports of Coopers & Lybrand L.L.P., independent accountants, and upon the authority of that firm as experts in accounting and auditing.

     The statement of revenues and certain expenses of Park Mall for the year ended December 31, 1995 has been incorporated by reference herein from the Company's Current Report on Form 8-K/A in reliance upon the report of Addison, Roberts & Ludwig, P.C., independent auditors, and upon the authority of that firm as experts in accounting and in auditing.

================================================================================

     NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY SELLING STOCKHOLDER, BROKER, DEALER OR AGENT. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER OR SOLICITATION BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.



                            ------------------------



                               TABLE OF CONTENTS

                                                          PAGE
                                                          ----

Available Information.....................................   2
Incorporation of Certain Documents
 by Reference.............................................   2
The Company...............................................   3
Use of Proceeds...........................................   3
Selling Stockholders......................................   3
Plan of Distribution......................................   5
Legal Matters.............................................   6
Experts...................................................   6


================================================================================



                                 772,936 SHARES




                                 GENERAL GROWTH
                                PROPERTIES, INC.




                                  COMMON STOCK




                                  ------------

                                   PROSPECTUS

                                  ------------






                                 July   , 1997
                                      --




================================================================================

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth the various expenses in connection with the sale and distribution of securities being registered, other than discounts, concessions and brokerage commissions.


  SEC registration fee.......................   $7,188
  Blue sky fees and expenses.................      250*
  Legal fees and expenses....................    5,000*
  Accounting fees and expenses...............    2,500*
  Miscellaneous (including NYSE listing fees)    3,062*
      Total..................................  $18,000*

--------------------
*    Estimated

     The Company will bear all of the foregoing expenses.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company is a Delaware corporation. In its Certificate of Incorporation, the Company has adopted (a) the provisions of Section 102(b)(7) of the Delaware General Corporation Law ("DGCL"), which enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for monetary damages for breach of the director's fiduciary duty, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit and (b) the provisions of Section 145 of the DGCL, which provide that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interest and, with respect to criminal proceedings, had no reasonable cause to believe that his conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against expenses (including attorneys' fees) that such officer or director actually and reasonably incurred.

     The Company has entered into indemnification agreements with each of its officers and directors. The indemnification agreements, among other things, require the indemnification of the Company's officers and directors to the fullest extent permitted by law, and require that the Company advance to the officers and directors all related expenses, subject to reimbursement if it is subsequently determined that indemnification is not permitted. Such indemnification agreements also provide for the indemnification and advance of all expenses incurred by officers and directors seeking to enforce their rights under the indemnification agreements, and require the Company to cover officers and directors under the Company's directors' and officers' liability insurance. Although the indemnification agreements offer substantially the same scope of coverage afforded by provisions in the Certificate and the Bylaws, such agreements provide greater assurance to directors and officers that indemnification will be available, because, as a contract, it cannot be modified unilaterally in the future by the Board of Directors or by the stockholders to eliminate the rights they provide.

ITEM 16.  EXHIBITS.


  3.1  Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-11 (No. 33-56640)).
  3.2  Amendment to Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3(b) to the Company's Annual Report on Form 10-K for the year ended December
       31, 1995).
  3.3  Bylaws of the Company (incorporated by reference to the Company's Registration Statement on Form
       S-11 (No. 33-56640)).
  4.1  Specimen certificate representing Common Stock (incorporated by reference to the Company's
       Registration Statement on Form S-11 (File No. 33-56640), filed on April 6, 1993).
  5.1  Opinion of Neal, Gerber & Eisenberg, counsel for the Company.
 10.1  Redemption Rights Agreement, dated July 13, 1995 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated July 17, 1995).
 10.2  Amended and Restated Agreement of Limited Partnership of the Operating Partnership (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1993).
 10.3  First Amendment to Amended and Restated Agreement of Limited Partnership (incorporated by reference to Exhibit 10(b) to the Company's Annual Report on Form 10-K for the year ended
       December 31, 1995).
 10.4  Second Amendment to Amended and Restated Agreement of Limited Partnership (incorporated by reference to Exhibit 10(c) to the Company's Annual Report on Form 10-K for the year ended
       December 31, 1995).
 10.5  Third Amendment to Amended and Restated Agreement of Limited Partnership.*
 10.6  Fourth Amendment to Amended and Restated Agreement of Limited Partnership.*
 10.7  Fifth Amendment to Amended and Restated Agreement of Limited Partnership.*
 10.8  Sixth Amendment to Amended and Restated Agreement of Limited Partnership.*
 10.9  Seventh Amendment to Amended and Restated Agreement of Limited Partnership.*
10.10  Rights Agreement between the Company and the Limited Partners of the Operating Partnership
       (incorporated by reference to the Company's Annual Report on Form 10-K for the year ended
       December 31, 1993).
 23.1  Consent of Coopers & Lybrand L.L.P.
 23.2  Consent of Addison, Roberts & Ludwig, P.C.
 23.3  Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
 24.1  Powers of Attorney of certain officers and directors of the Company (included on signature page).*


*    Previously filed.

ITEM 17.  UNDERTAKINGS.

     (a) The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
      Statement:

                 (i) To include any prospectus required by Section
            10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or
            events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration
            Statement;

                 (iii) To include any material information with
            respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

      provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than insurance payments and the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (d) The undersigned registrant hereby undertakes that:

           (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

           (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on July 2, 1997.

                          GENERAL GROWTH PROPERTIES, INC.
                               (Registrant)


                          By:  /S/ MATTHEW BUCKSBAUM
                               -------------------------------------
                               Matthew Bucksbaum
                               Chairman of the Board and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below on July 2, 1997, by the following persons in the capacities indicated:


     Signature                                  Title
     ---------                                  -----

*/S/ MATTHEW BUCKSBAUM            Chairman of the Board, Chief Executive Officer
------------------------------    and Director (Principal Executive Officer)
     Matthew Bucksbaum


*/S/ ROBERT MICHAELS              President and Director
------------------------------
     Robert Michaels


*/S/ JOHN BUCKSBAUM               Executive Vice President and Director
------------------------------
     John Bucksbaum


/S/ BERNARD FREIBAUM              Executive Vice President and Chief Financial Officer
------------------------------    (Principal Financial and Accounting Officer)
    Bernard Freibaum


*/S/ ANTHONY DOWNS                Director
------------------------------
     Anthony Downs


*/S/ MORRIS MARK                  Director
------------------------------
     Morris Mark


*/S/ BETH STEWART                 Director
------------------------------
     Beth Stewart





 */s/ A. LORNE WEIL                  Director
 ------------------------
     A. LORNE WEIL

By:/s/ BERNARD FREIBAUM
   ----------------------
   Bernard Freibaum
   Attorney-in-Fact


                                 EXHIBIT INDEX



EXHIBIT                                                                                 PAGE
  NO.      DESCRIPTION                                                                 NUMBER
-------    -----------                                                                 ------

  3.1      Amended and Restated Certificate of Incorporation of the Company
           (incorporated by reference to the Company's Registration Statement on Form
           S-11 (No. 33-56640)).
  3.2      Amendment to Amended and Restated Certificate of Incorporation of the
           Company (incorporated by reference to Exhibit 3(b) to the Company's Annual
           Report on Form 10-K for the year ended December 31, 1995).
  3.3      Bylaws of the Company (incorporated by reference to the Company's
           Registration Statement on Form S-11 (No. 33-56640)).
  4.1      Specimen certificate representing Common Stock (incorporated by reference to the Company's Registration Statement on Form S-11 (File No. 33-56640),
           filed on April 6, 1993).
  5.1      Opinion of Neal, Gerber & Eisenberg, counsel for the Company.
 10.1      Redemption Rights Agreement, dated July 13, 1995 (incorporated by reference to Exhibit 99.1 to the Company's Current Report on Form 8-K dated July 17,
           1995).
 10.2      Amended and Restated Agreement of Limited Partnership of the Operating
           Partnership (incorporated by reference to the Company's Annual Report on
           Form 10-K for the year ended December 31, 1993).
 10.3      First Amendment to Amended and Restated Agreement of Limited Partnership
           (incorporated by reference to Exhibit 10(b) to the Company's Annual Report on Form 10-K for the year ended December 31, 1995).
 10.4      Second Amendment to Amended and Restated Agreement of Limited
           Partnership (incorporated by reference to Exhibit 10(c) to the Company's
           Annual Report on Form 10-K for the year ended December 31, 1995).
 10.5      Third Amendment to Amended and Restated Agreement of Limited
           Partnership.*
 10.6      Fourth Amendment to Amended and Restated Agreement of Limited
           Partnership.*
 10.7      Fifth Amendment to Amended and Restated Agreement of Limited
           Partnership.*
 10.8      Sixth Amendment to Amended and Restated Agreement of Limited
           Partnership.*
 10.9      Seventh Amendment to Amended and Restated Agreement of Limited
           Partnership.*
 10.10     Rights Agreement between the Company and the Limited Partners of the
           Operating Partnership (incorporated by reference to the Company's Annual
           Report on Form 10-K for the year ended December 31, 1993).
 23.1      Consent of Coopers & Lybrand L.L.P.
 23.2      Consent of Addison, Roberts & Ludwig, P.C.
 23.3      Consent of Neal, Gerber & Eisenberg (included in Exhibit 5.1).
 24.1      Powers of Attorney of certain officers and directors of the Company (included on signature page).*



---------------------
*    Previously filed.